Exhibit 15.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-254525 and 333-266328) of Borr Drilling Limited of our report dated March 30, 2023 relating to the financial statements, which appears in this Form 20-F. /s/ PricewaterhouseCoopers LLP Watford, United Kingdom March 30, 2023